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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         UNITED INVESTORS REALTY TRUST
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                               IMPORTANT REMINDER
                               ------------------



                                                                    May 21, 2001

Dear Fellow Shareholders:

By now you may have received a number of mailings and phone calls from an opposition committee, focusing on increases in our expenses since we went public over three years ago. By presenting only some of the facts, statistics can support almost any position. THERE IS NOTHING UNUSUAL OR UNEXPECTED ABOUT INCREASED EXPENSES AT A RAPIDLY GROWING COMPANY.

SOUTHWEST SECURITIES KNOWS THAT. We think that is why they did not fully disclose all of the facts about our increasing revenues and expenses. In fact, when we were in the process of going public, they helped us prepare financial schedules projecting that immediately after our IPO, our operating, general, and administrative expenses would increase by 160%. They knew then, and still know that when we acquired new properties, our total revenues and expenses were expected to increase.

As a percentage of revenues, calculated on a comparable basis, our total expenses were 37% in 1997 as compared to 38% in 2000. These percentages exclude unusual and financing-related expenses (IPO costs, interest and depreciation) and the costs of defending the lawsuits brought by Southwest in 2000. These expenses include the management fee we pay to FCA Corp, our Investment Manager. In return for the fee we pay, FCA Corp provides, at it own expense, certain administrative, accounting, financial, and operating personnel to us. This is the management fee structure that Southwest Securities recommended when we went public.

OUR MAY 30 ANNUAL MEETING IS QUICKLY APPROACHING. Regardless of the number of shares you own, your vote is very important. To support your Board of Trust Managers' nominees, it is important to remember:


 .  VOTE FOR OUR NOMINEES ONLY ON THE WHITE PROXY CARD.

 .  DO NOT SIGN OR RETURN ANY GREEN PROXY CARD THAT YOU RECEIVE FROM ANY
   COMMITTEE, EVEN TO VOTE AGAINST THEIR NOMINEES. DOING SO MAY CANCEL YOUR VOTE FOR YOUR BOARD'S NOMINEES.

 .  YOU DO NOT NEED TO ACCEPT ANY TELEPHONE CALL FROM THE COMMITTEE, SOUTHWEST
   SECURITIES OR THEIR REPRESENTATIVES.  FEEL FREE TO JUST HANG UP.
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 .  ONLY YOUR LATEST DATED AND RETURNED PROXY COUNTS. IF YOU HAVE ALREADY
   RETURNED A GREEN PROXY CARD, YOU MAY REVOKE YOUR VOTE AND SUPPORT YOUR BOARD'S NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE.

 .  IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, ONLY
   THE BANK, BROKER OR OTHER NOMINEE CAN VOTE YOUR SHARES. TO INSTRUCT YOUR BANK, BROKER OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

If you have not yet returned your WHITE proxy card, we urge you to SIGN, DATE AND MAIL THE WHITE PROXY CARD PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

If you have any questions or need assistance in voting your shares, please call Georgeson Shareholder at (888) 371-7423.

Thank you for your continued support.

                              Sincerely,

                              Your Board of Trust Managers



PLEASE GIVE THIS MATTER YOUR IMMEDIATE ATTENTION - THE TIME REMAINING IS SHORT AND YOUR VOTE IS VERY IMPORTANT.